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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Prospectuses, and to the use of our report dated January 28, 2000 accompanying the consolidated financial statements of the Penn Mutual Life Insurance Company for the year ended December 31, 1999, and to the use of our report dated April 4, 2000 accompanying the financial statements of Penn Mutual Variable Life Account I for the year ended December 31, 1999 in the Post-Effective Amendment Number 11 to Registration Statement Number 33-54662 on Form S-6 and the related Prospectuses of Penn Mutual Variable Life Account I.

                                                            /s/Ernst & Young LLP

Philadelphia, Pennsylvania
April 12, 2000